SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

Aspen Exploration Corporation
(Name of small business as specified in its charter)

Delaware	0-9494	84-0811316
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
(Address of principal executive offices) (Zip Code)

Telephone number, including Area code (303) 639-9860

Not applicable
Former name or former address if changed since last report

ITEM 4.01     Change in Registrant’s Certifying Accountant

     On February 21, 2006, the Board of Directors of Aspen Exploration Corporation (the “Company” or “we”), informed Gordon, Hughes, & Banks, LLP (“Gordon Hughes”) that is has dismissed Gordon Hughes as the Company’s independent registered public accounting firm effective immediately.

     On February 21, 2006, the Company’s Board of Directors informed Hein & Associates LLP, certified public accountants, that such firm was appointed as the Company’s independent registered accounting firm effective immediately.

     Gordon Hughes’ principal accountant report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

     There were no disagreements with Gordon Hughes on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure.

     The Company has provided Gordon Hughes with a copy of these disclosures and has requested Gordon Hughes to furnish to the Company with a letter addressed to the Securities and Exchange Commission stating whether Gordon Hughes agrees with the statements by the Company in this report. Gordon Hughes letter is attached as Exhibit 16.1.

ITEM 9.01.      Financial Statements and Exhibits

     (c)   Exhibits.

16.1	Letter of Gordon Hughes & Banks, LLP, dated February 21, 2006 regarding the change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of February 2006.

Aspen Exploration Corporation

By: /s/ Robert A. Cohan Robert A. Cohan, President